                                                                   Exhibit 4(o)

CONTINGENT DEFERRED SALES CHARGE:

                    LENGTH OF TIME      PERCENTAGE OF PURCHASE
                SINCE PURCHASE PAYMENT PAYMENTS BEING LIQUIDATED
                ---------------------- -------------------------
                      0-1 year                   7.0%
                      1-2 years                  6.0%
                      2-3 years                  5.0%
                      3-4 years                  4.0%
                      4-5 years                  3.0%
                      5-6 years                  2.0%
                      6-7 years                  1.0%
                      7+ years                    0%

   TRANSFER FEE: $[10 PER TRANSFER AFTER THE TWENTIETH IN ANY ANNUITY YEAR. WE
   MAY:

   (1) INCREASE THE TRANSFER FEE, BUT IT WILL NOT EXCEED $20 PER TRANSFER AFTER THE TWELFTH IN ANY ANNUITY YEAR AND (2) WAIVE THE TRANSFER FEE IF THE TRANSFER IS MADE IN A MODE ACCEPTABLE TO US.]

   TRANSFER AMOUNT ALLOWED FROM A FIXED RATE OPTION: [100% OF THE ACCOUNT VALUE OF THE MATURING FIXED RATE OPTION ON ITS MATURITY DATE OR WITHIN 30 DAYS AFTER THE MATURITY DATE.]

   MAINTENANCE FEE: LESSER OF $30 OR 2% OF UNADJUSTED ACCOUNT VALUE, BUT ONLY IF THE UNADJUSTED ACCOUNT VALUE AT THE TIME THE FEE IS DUE IS LESS THAN $[100,000]. WE MAY CHANGE THE AMOUNT OVER WHICH WE WILL WAIVE THE MAINTENANCE FEE.

INSURANCE CHARGE: [.95%]

FIXED RATE OPTION:

   MINIMUM INTEREST CREDITING RATE: [3.0%]

   GUARANTEE PERIODS AND INITIAL INTEREST RATES AS OF THE ISSUE DATE:

                                                INITIAL ADDITIONAL ONE-YEAR
    GUARANTEE PERIODS FOR INITIAL INTEREST RATE   INTEREST CREDITING RATE
    --------------------- --------------------- ---------------------------
                                                THE GUARANTEE PERIOD SHOWN
                                                ---------------------------
           [1year                   X%                       X%
            2years                  X%                       X%
            3years                  X%                       X%
            4years                  X%                       X%
            5years                  X%                       X%
            6years                  X%                       X%
            7years                  X%                       X%
            8years                  X%                       X%
            9years                  X%                       X%
           10years                  X%                       X%]

Bb/IND(7/07)-NY                      4                                    [04]